UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2019

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 21, 2019, the Audit Committee of the Board of Directors of Future FinTech Group, Inc. (the “Company”) dismissed Yu Certified Public Accountant P.C. (“Yu”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, effective immediately.

The Company engaged Yu during the period from January 9, 2019 to March 21, 2019 (the “Engagement Period”). During the Engagement Period, Yu did not issue any reports on the Company’s consolidated financial statements.

During the Engagement Period, there were: (1) no disagreements between the Company and Yu on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Yu, would have caused Yu to make reference to the subject matter of the disagreement in its report on the consolidated financial statements, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.  Yu issued no audit reports on the Company’s consolidated financial statements.

The Company provided Yu with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company has requested that Yu furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein as soon as possible.  The Company will file the letter from Yu as an amendment to this Report within two business days of receipt.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 21, 2019, the Audit Committee of Board of Directors of the Company (the "Audit Committee") approved the engagement of Simon & Edward, LLP (“Simon & Edward”) as the Company's independent registered public accounting firm, effective immediately. The Audit Committee also approved Simon & Edward to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

In deciding to engage Simon & Edward, the Audit Committee of Board of Directors reviewed auditor independence and existing commercial relationships with Simon & Edward, and concluded that Simon & Edward has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 31, 2018, and December 31, 2017, respectively, and in the subsequent period through March 20, 2019, neither the Company nor anyone acting on its behalf has consulted with Simon & Edward regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K; and there was neither a written report nor oral advice provided to the Company by Simon & Edward that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: March 25, 2019	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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